Exhibit 10.3

AMENDMENT NO. 1 TO THE
PEABODY ENERGY CORPORATION
2001 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

 WHEREAS, Peabody Energy Corporation (the “Company”) adopted and maintains the Peabody Energy Corporation 2001 Equity Incentive Plan for Non-Employee Directors, as amended from time to time (the “Plan”), and all capitalized terms used but not defined herein are defined in the Plan;

     WHEREAS, pursuant to Section 13 of the Plan, the Board of Directors of the Company (the “Board”) has the right to amend the Plan; and

     WHEREAS, the Board has authorized and directed that the Plan be amended to provide that the Board may not take actions to re-price stock options granted under the Plan.

NOW, THEREFORE, the Plan is hereby amended effective as of March 12, 2014, as follows:

 1.  Section 13 of the Plan is hereby amended by inserting the following paragraph at the end of Section 13:

Notwithstanding anything to the contrary, but subject to the provisions of Section 8, the Board shall not be permitted to (i) amend a stock option granted under the Plan to reduce its exercise price; (ii) cancel a stock option granted under the Plan and re-grant a stock option with a lower exercise price than the original exercise price of the cancelled stock option; (iii) cancel a stock option granted under the Plan in exchange for cash or another equity award; or (iv) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of re-pricing a stock option granted under the Plan.

 2.  In all other respects, the Plan shall remain unchanged and in full force and effect.

PEABODY ENERGY CORPORATION

By: /s/ Sharon D. Fiehler
Sharon D. Fiehler
Executive Vice President and Chief Administrative Officer